                                                                EXHIBIT 10.38


                         PERFORMANCE FOOD GROUP COMPANY
                        RESTRICTED SHARE AWARD AGREEMENT


         THIS RESTRICTED SHARE AWARD AGREEMENT (this "Agreement") is made and entered into as of the 15th day of March, 2005 (the "Grant Date"), between Performance Food Group Company, a Tennessee corporation (the "Company"), and _____________ (the "Grantee"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Performance Food Group Company 2003 Equity Incentive Plan (the "Plan").


         WHEREAS, the Company has adopted the Plan, which permits the issuance of restricted shares of the Company's common stock, par value $0.01 per share (the "Common Stock"); and


         WHEREAS, pursuant to the Plan, the Committee has granted an award of restricted shares to the Grantee as provided herein;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Grant of Restricted Shares.

                  (a) The Company hereby grants to the Grantee an award (the "Award") of _____ shares of Common Stock of the Company (the "Shares" or the "Restricted Shares") on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

                  (b) The Grantee's rights with respect to the Award shall remain forfeitable at all times prior to the dates on which the restrictions shall lapse in accordance with Section 3 hereof.

         2. Terms and Rights as a Shareholder.

                  (a) Except as provided herein and subject to such other exceptions as may be determined by the Committee in its discretion, the "Restricted Period" for Restricted Shares granted herein shall expire as to __________ Restricted Shares awarded hereunder on the first anniversary of the Grant Date and as to ______ Restricted Shares on each of the second and third anniversaries of the Grant Date (in each case as such number may be adjusted in accordance with Section 7 hereof).

                  (b) The Grantee shall have all rights of a shareholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions:

                  (i) the Grantee shall not be entitled to delivery of the stock certificate for any Shares until the expiration of the Restricted Period as to such Shares;

                  (ii) none of the Restricted Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during the Restricted Period as to such Shares; and

                  (iii) except as otherwise determined by the Committee at or after the grant of the Award hereunder, any of the Restricted Shares as to which the Restricted Period has not expired shall be forfeited, and all rights of the Grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the Grantee remains in the continuous employment of the Company, a Subsidiary or an Affiliate for the entire Restricted Period relating to such Restricted Shares, as the case may be.


         Any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Restricted Shares shall be subject to the same restrictions, terms and conditions as such Restricted Shares.

         (c) Notwithstanding the foregoing, the Restricted Period shall automatically terminate as to all Restricted Shares awarded hereunder (as to which such Restricted Period has not previously terminated) upon the occurrence of the following events:

                  (i) termination of the Grantee's employment with the Company, a Subsidiary or an Affiliate which results from the Grantee's death, Disability (as defined in the Plan) or Retirement (as defined in the Plan); or

                  (ii)     the occurrence of a Change in Control.

         3. Termination of Restrictions. Upon the expiration or termination of the Restricted Period as to any portion of the Restricted Shares, or at such earlier time as may be determined by the Committee, all restrictions set forth in this Agreement or in the Plan relating to such portion of the Restricted Shares shall lapse as to such portion of the Restricted Shares, and a stock certificate for the appropriate number of Shares, free of the restrictions and restrictive stock legend, shall be delivered to the Grantee or the Grantee's beneficiary or estate, as the case may be, pursuant to the terms of this Agreement.

         4. Delivery of Shares.

                  (a) As of the date hereof, certificates representing the Restricted Shares shall be registered in the name of the Grantee and held by the Company or transferred to a custodian appointed by the Company for the account of the Grantee subject to the terms and conditions of the Plan and shall remain in the custody of the Company or such custodian until their delivery to the Grantee or Grantee's beneficiary or estate as set forth in Sections 4(b) and (c) hereof or their reversion to the Company as set forth in Section 2(b) hereof.

                  (b) Certificates representing Restricted Shares in respect of which the Restricted Period has lapsed pursuant to this Agreement shall be delivered to the Grantee as soon as practicable following the date on which the restrictions on such Restricted Shares lapse.

                  (c) Certificates representing Restricted Shares in respect of which the Restricted Period lapsed upon the Grantee's death shall be delivered to the executors or administrators of the Grantee's estate as soon as practicable following the receipt of proof of the Grantee's death satisfactory to the Company.

                  (d) Each certificate representing Restricted Shares shall bear a legend in substantially the following form:


                  THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE PERFORMANCE FOOD GROUP COMPANY 2003 EQUITY INCENTIVE PLAN (THE "PLAN") AND THE RESTRICTED SHARE AWARD AGREEMENT (THE "AGREEMENT") BETWEEN THE OWNER OF THE RESTRICTED SHARES REPRESENTED HEREBY AND PERFORMANCE FOOD GROUP COMPANY (THE "COMPANY"). THE RELEASE OF SUCH SHARES FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE PLAN AND THE AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE COMPANY.

         5. Effect of Lapse of Restrictions. To the extent that the Restricted Period applicable to any Restricted Shares shall have lapsed, the Grantee may receive, hold, sell or otherwise dispose of such Shares free and clear of the restrictions imposed under the Plan and this Agreement.

         6. No Right to Continued Employment. This Agreement shall not be construed as giving Grantee the right to be retained in the employ of the Company or any Subsidiary or Affiliate, and the Company or any Subsidiary or Affiliate may at any time dismiss Grantee from employment, free from any liability or any claim under the Plan.

         7. Adjustments. The Committee may make adjustments in the terms and conditions of, and the criteria included in, this Award in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 of the Plan) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

         8. Amendment to Award. Subject to the restrictions contained in Section 14 of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Award, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination which would adversely affect the rights of the Grantee or any holder or beneficiary of the Award shall not to that extent be effective without the consent of the Grantee, holder or beneficiary affected.

         9. Withholding of Taxes. If the Grantee makes an election under section 83(b) of the Code with respect to the Award, the Award made pursuant to this Agreement shall be conditioned upon the Grantee making prompt payment to the Company of any applicable withholding obligations or withholding taxes by the Grantee ("Withholding Taxes"). Failure by the Grantee to pay such Withholding Taxes will render this Agreement and the Award granted hereunder null and void ab initio and the Restricted Shares granted hereunder will be immediately cancelled. If the Grantee does not make an election under section 83(b) of the Code with respect to the Award, upon the lapse of the Restricted Period with respect to any portion of the Restricted Shares (or property distributed with respect thereto), the Company shall cancel such Restricted Shares (or withhold property) having an aggregate Fair Value, on the date next preceding the lapse of the Restricted Period, in an amount required to satisfy the required Withholding Taxes as set forth by Internal Revenue Service guidelines for the employer's minimum statutory withholding with respect to Grantee. The Company shall deduct from any distribution of cash (whether or not related to the Award including, without limitation, salary payments) to the Grantee an amount required to satisfy the required Withholding Taxes as set forth by Internal Revenue Service guidelines for the employer's minimum statutory withholding with respect to Grantee pertaining to cash payments under the Award (including any cash dividends made in respect of the Shares subject to the Award). For purposes of this Agreement, "Fair Value" means the closing sales price of the Shares on the NASDAQ Stock Market National Market System on such date, or in the absence of reported sales on such date, the closing sales price of the Shares on the immediately preceding date for which sales were reported.

         10. Plan Governs. The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and provisions thereof. The terms of this Agreement are governed by the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

         11. Severability. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the Award, or would disqualify the Plan or Award under any laws deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and Award shall remain in full force and effect.

         12. Notices. All notices required to be given under this Grant shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

To the Company:                                Performance Food Group Company
                                               12500 West Creek Parkway
                                               Richmond, VA 23238
                                               Attn: General Counsel
To the Grantee:
                                               The address then
                                               maintained with respect
                                               to the Grantee in the
                                               Company's records.


         13. Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.

         14. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee's legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee's heirs, executors, administrators and successors.

         15. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.


                            [SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the parties have caused this Restricted Share Award Agreement to be duly executed effective as of the day and year first above written.

                                           Performance Food Group Company


                                           By:
                                               ---------------------------------


                                           Grantee:


                                           -------------------------------------
                                           Please Print


                                           Grantee:


                                           -------------------------------------
                                           Signature